AGREEMENT

        AGREEMENT, dated as of January 14, 2003 (this “Agreement”), among Eos International, Inc., a Delaware corporation (the “Corporation”), DL Holdings I, LLC, a Delaware limited company (“DL Holdings”), and Weichert Enterprise LLC, a Delaware limited liability company (“Weichert”).

        WHEREAS, prior to the execution of this Agreement, DL Holdings and Weichert were the holders of (i) Secured Bridge Loan Promissory Notes, dated December 14, 2001 as amended, (the “Notes”), in the aggregate principal amount of $6,500,000 issued by the Corporation and (ii) common stock purchase warrants, dated December 14, 2001, as amended, with respect to 2,600,000 shares of common stock, par value $0.01 per share, of the Corporation (the “Old Warrants”); and

        WHEREAS, on the date hereof, the Corporation is paying $4,000,000 of the principal amount of the Notes from $7,500,000 of proceeds the Corporation is receiving from the sale of its capital stock to certain investors for cash (the “Issuance Proceeds”); and

        WHEREAS, the principal amount of the Notes, and accrued interest thereon, not being paid by the Corporation on the date hereof is being exchanged for 1,000 shares of Series D Preferred Stock of the Corporation (the “Series D Preferred Stock”), the terms and conditions of which are set forth in the Certificate of Designations (the “Certificate of Designations”), a copy of which is attached hereto; and

        WHEREAS, the Corporation is segregating $1,200,000 of the Issuance Proceeds into an account selected with the approval of DL Holdings and Weichert (the “Redemption Account”) to be used for the purposes specified herein; and

        WHEREAS, the Corporation has amended and restated the Old Warrants by issuing warrants (the “Warrants”) to purchase an aggregate of 3,000,000 shares, par value $0.01 per share, of common stock of the Corporation to DL Holdings and Weichert, and the Old Warrants are thereby replaced by the Warrants; and

        WHEREAS, the Corporation, DL Holdings and Weichert (together, the “parties”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated the date hereof; and

        WHEREAS, the parties wish to set forth certain agreements among the parties related to the Series D Preferred Stock which agreements are specific to the parties and therefore are not included among the terms and conditions set forth in the Certificate of Designations;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.        Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Certificate of Designations.

    2.        Issuance and Restrictions.

    (A)        On the date hereof, the Corporation is issuing to (i) DL Holdings, certificates representing 538.5 shares of Series D Preferred Stock, and (ii) Weichert, certificates representing 461.5 shares of Series D Preferred Stock. All of such shares are referred to collectively as the “Issued Shares.” The Corporation represents and warrants to DL Holdings and Weichert that (1) the Corporation has all requisite corporate power and authority to issue the Issued Shares and to perform its obligations hereunder, under the Registration Rights Agreement, and under the Certificate of Designations (collectively, the “Operative Documents”), (2) upon issuance, the Issued Shares will be duly and validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in the Certificate of Designations, (3) the execution, delivery and performance by the Corporation of the Operative Documents does not contravene or conflict with any law, regulation, order, judgment, contract, agreement or other instrument binding on or otherwise affecting the Corporation, (4) there are no approvals, authorizations, permits, consents or other actions required to be obtained or undertaken by the Corporation with respect to the issuance and delivery of the Issued Shares or the execution, delivery, and performance by the Corporation of the Operative Documents, (5) each of the Operative Documents constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, and (6) as of the date hereof, the Series D Preferred Stock is the only class of preferred stock of the Corporation of which shares are outstanding.

    (B)        So long as any shares of the Series D Preferred Stock remain outstanding (subject to Section 4(d) hereof), the Corporation shall not pay management fees to insiders other than those set forth on Schedule A hereto, or make any payment to any Director, Executive Officer, or Known 10% Holder of the Corporation, other than as compensation as an employee or director, unless such payment is at market rates, terms and conditions determined in the good faith judgment of the Board of Directors, except in those instances where such payment is required by law or by an agreement in effect on the date hereof by which the Corporation is obligated to make such payment. “Executive Officer” for purposes of the foregoing shall have the meaning set forth by the Securities and Exchange Commission in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, on the date hereof, as interpreted in good faith by the Board of Directors. “Director” for purposes of the foregoing means an individual serving as a director of the Corporation with the right to vote at meetings of the Board of Directors and does not include advisory or honorary directors. “Known 10% Holder” for purposes of the foregoing means any Person or group which at the time the obligation to make such payment is incurred is known by a majority of the Board of Directors to own, directly or indirectly, 10% or more of the Common Stock of the Corporation.

    (C)        If at any time between the date hereof and the first anniversary of the date hereof the Corporation receives a cash dividend or other cash distribution from any Subsidiary of the Corporation, then 50% of the Net Dividend (as defined below) shall be applied to the redemption of outstanding shares of Series D Preferred Stock (to the extent that shares of Series D Preferred Stock are then outstanding), with such redemption to take effect as promptly as reasonably practical following receipt of the Net Dividend by the Corporation, but in no event later than 20 Business Days after receipt of such dividend or distribution. “Net Dividend” means the cash amount of the dividend or distribution actually received by the Corporation from its Subsidiary, less (x) that portion of the dividend or distribution, if any, as to which application to redemption of outstanding shares of Series D Preferred Stock would violate any agreement with a lender by which the Corporation or any of its Subsidiaries is bound, and (y) that portion of the dividend or distribution, if any, which is applied by the Corporation (or is intended to be applied by the Corporation, as determined in good faith by the Board of Directors) to one or more of the following purposes: (i) payments to holders of Series D Preferred Stock, (ii) payment of directors and officers insurance or any other corporate insurance premiums, (iii) payment of taxes, or (iv) payment of audit, accounting, and/or legal fees.

    3.        Redemption.

        Funds on deposit in the Redemption Account shall be used by the Corporation solely for the purpose of (i) paying Qualified Expenses (as defined below) or (ii) redeeming outstanding shares of Series D Preferred Stock in accordance with the terms of this Section 3. At any time prior to the 10th day prior to the 18-month anniversary of the date hereof (such 18-month anniversary being the “Partial Redemption Date”), upon prior approval of the Board of Directors, the Corporation may withdraw funds from the Redemption Account to pay Qualified Expenses. Subject to Section 4(a) hereof, all funds remaining in the Redemption Account on the Partial Redemption Date shall be applied by the Corporation on the Partial Redemption Date to the redemption of shares of Series D Preferred Stock. Procedures for a redemption contemplated by this Section 3 shall be as set forth in Section 7(C) of the Certificate of Designations.

        “Qualified Expenses” mean amounts approved by the Board of Directors and actually expended, or contractually committed to be expended, by the Corporation during the period beginning on the date hereof and ending on that date which is 10 days prior to the Partial Redemption Date, for one or more of the following purposes: (a) compensation (including any “moving allowances,” or other one-time or sign on bonuses or payments) for a Chief Executive Officer of the Corporation, for a Chief Financial Officer of the Corporation, or for accounting staff or consultants, (b) recruiting fees for the foregoing positions, (c) up-front fees and out-of-pocket costs of acquisitions of businesses by the Corporation or any Subsidiary, (d) up-front fees and out-of-pocket costs of refinancing of the bank debt of Subsidiaries of the Corporation, (e) investment banking fees and costs incurred by the Corporation to raise or attempt to raise additional funds or for strategic initiatives or acquisitions or proposed acquisitions of businesses, (f) payments required to be made to avoid an event of default by the Corporation or any Subsidiary on the debt of the Corporation or any Subsidiary, or (g) any expenditures upon which the parties mutually agree. On the 90th, 180th, 270th, 360th, and 450th day after the date hereof and on the tenth day prior to the Partial Redemption Date, the Corporation shall furnish to each of DL Holdings and Weichert a report setting forth, in reasonable detail, each Qualified Expense made by the Corporation since the date of the last such report (or since the date hereof with respect to the first of such reports). The redemption rights provided in this Section 3 shall be in addition to the rights set forth in the Certificate of Designations.

    4.        Miscellaneous.

    (a)        Prohibitions on Redemption. Notwithstanding Sections 2(C) or 3 hereof, the Corporation shall not be required to redeem shares of Series D Preferred Stock in violation of any law to which the Corporation is subject or in circumstances in which such redemption would violate any agreement between the Corporation and holders of Senior Debt of the Corporation. “Senior Debt” means indebtedness of the Corporation or any of its Subsidiaries for borrowed money incurred after the date hereof, but does not include indebtedness of Subsidiaries of the Corporation for borrowed money for which the Corporation is not also obligated. After the date hereof, the Corporation shall not incur Senior Debt that specifically prevents the Corporation from redeeming Series D Preferred Stock as provided in this Agreement or the Certificate of Designations of Series D Preferred Stock without the approval of the holders of a majority of Series D Preferred Stock.

    (b)        Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by each of the parties.

    (c)        Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(i) if to the Corporation:

Eos International, Inc.
888 Seventh Avenue
New York, New York 10106
Telecopy: 212-554-9873
Attention: James M. Cascino
Chief Executive Officer

with a copy to:

Pitney, Hardin, Kipp & Szuch LLP
Park Avenue at Morris County
P.O. Box 1945
Morristown, New Jersey 07962
Telecopy: 973-966-1550
Attention: Frank E. Lawatsch

(ii) if to DL Holdings, at its address as it appears on the record books of the Corporation.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Telecopy: (212) 757-3990
Attention: Carl Reisner
(iii) if to Weichert, at its address as it appears on the record books of the Corporation.

4

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 4(b) designate another address or Person for receipt of notices hereunder.

    (d)        Successors; Third Party Beneficiaries; No Assignment or Transfer of Rights.   This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No person other than the parties hereto and their successors is intended to be a beneficiary of this Agreement. If either Weichert or DL Holdings shall sell or otherwise transfer all or a portion of their shares of Series D Preferred Stock to any Person other than (i) as part of a sale or transfer of the entire business of Weichert or DL Holdings, as the case may be, or (ii) a sale or transfer to an entity with respect to which Weichert or DL Holdings holds all Voting Power, then this Agreement shall automatically terminate with respect to the party (Weichert or DL Holdings) making such transfer, and such party shall have no further rights hereunder and its transferee shall have no rights hereunder and shall not be deemed to be a third party beneficiary hereof.

    (e)        Counterparts.   This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (f)        Headings.   The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (g)        GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

    (h)        Severability.   If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

    (i)        Rules of Construction.   Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

    (j)        Entire Agreement.   This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein as a supplement to the Certificate of Designations applicable to Weichert and DL Holdings. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

    (k)        Further Assurances.   Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

    (l)        Investor Representations.   Each of Weichert or DL Holdings makes to the Corporation on its own behalf the representations and warranties set forth on Schedule B hereto (the “Investor Representations”). Each of Weichert or DL Holdings acknowledge that the Corporation is relying on the Investor Representations in issuing the Series D Preferred Stock to it without registration under federal and state securities laws.

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

DL HOLDINGS I, LLC By: MARC SCHWARTZ —————————————— Name: Marc Schwartz Title: Vice President

WEICHERT ENTERPRISE LLC By: GERALD CROTTY —————————————— Name: Gerald Crotty Title: President

6

Schedule A

MANAGEMENT AGREEMENTS

See attached.

[Attachments to Schedule A, which have been filed with the SEC as exhibits to prior Company filings, are omitted.]

7

Schedule B

INVESTOR REPRESENTATIONS AND WARRANTIES

        Each of DL Holdings and Weichert (each, a “Purchaser”) for itself hereby represents and warrants to the Corporation that:

        Purchase Entirely for Own Account.  The Series D Preferred Stock and Warrants to be received by the Purchaser and the Common Stock issuable upon conversion of the Warrants (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act of 1933, as amended (the “Act”). The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation’s to such person or to any third person, with respect to any of the Securities.

        Disclosure of Information.  The Purchaser has: (i) received the information it considers necessary or appropriate for deciding whether to acquire the Securities; and (ii) had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Corporation.

        Investment Experience.  The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser has not been organized for the purpose of acquiring the Securities.

        Accredited Investor.  Weichert is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and DL Holdings has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Securities.

        Restricted Securities.  The Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Purchaser represents that the Purchaser is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until

    (a)        There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

    (b)        (i) The Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Corporation, the Purchaser shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration under the Act.

        Legends.  The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

    (a)        “These securities have not been registered under the Securities Act of 1933.

They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

    (b)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        Securities Speculative in Nature. The Purchaser is aware that an investment in the Securities is speculative and involves a high degree of risk. The Purchaser has assumed that it may have to bear the entire economic risk of its investment in the Securities for an indefinite period of time. The Purchaser understands that an investment in the Securities should only be made by an investor who can afford the loss of its entire investment and whose financial condition would not be materially adversely effected if such loss is actually sustained, and the Purchaser represents and warrants that it is that type of investor. The Purchaser acknowledges that it does not anticipate that the Securities will achieve, initially or over time, a specific rate of return of appreciation in value.

        No Advertising. The Purchaser is not participating in the purchase of the Securities as a result of or subsequent to any advertisement, article, notice or communication published in any newspaper, magazine, the internet or similar media or broadcast over television, radio or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or advertising.

        Questions and Other Matters. The Purchaser has had full opportunity to ask questions of and to receive satisfactory answers from the Corporation about the Corporation, the Securities and the operations of the Corporation, and all questions have been answered to the satisfaction of the Purchaser. The Purchaser has been provided with an adequate opportunity to obtain any additional information concerning the Corporation, the Securities and the operations of the Corporation as it has requested.